UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 6, 2006
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)
401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a) Entry into a Material Definitive Agreement.
See disclosure under Item 2.03(a) below.
Item 2.03(a) Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On November 6, 2006, the Registrant entered into an amendment dated as of October 12, 2006 to its unsecured revolving term loan with its primary lender, Wells Fargo Bank, National Association. The amendment reduces the Leverage Ratio, as defined and calculated in conformity with Section 38 of the Federal Deposit Insurance Act, required to be maintained by the Registrant and its bank subsidiary to 5.0%. The amendment also eliminates restrictions on the Registrant’s redemption, retirement, repurchase or other acquisition of its own outstanding stock and increases the amount of dividends that may be declared and paid by the Registrant to 50% of its consolidated net income for the fiscal year.
The Registrant was in compliance with all debt covenants as of November 6, 2006.
Item 9.01(c) Financial Statements and Exhibits.
Exhibits
10.3 First Amendment dated October 12, 2006 to Credit Agreement Between First Interstate BancSystem, Inc. and Wells Fargo Bank, National Association.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 6, 2006

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer